Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 600 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Reports Increased Third Quarter and Record Nine-Month Financial and Operating Results; Declares Quarterly Cash Distribution of $0.4125 Per Unit

TULSA, Oklahoma, October 26, 2005 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) (the “Partnership”) today reported net income of $34.5 million for the third quarter ended September 30, 2005 (the “2005 Quarter”), an increase of approximately 36% over net income of $25.3 million reported for the third quarter of 2004 (the “2004 Quarter”). EBITDA (net income before net interest expense, income taxes, depreciation, depletion, and amortization) increased 20% to $51.8 million in the 2005 Quarter, compared to $43.2 million for the 2004 Quarter. Results for the 2004 Quarter included a benefit of $18.0 million due to the final settlement of insurance claims attributable to the Dotiki mine fire, which benefit was partially offset by $3.2 million of expense due to the buy-out of several coal sales contracts. (See ARLP Press Release dated October 22, 2004.) Excluding the impact of these items, net income and EBITDA for the 2005 Quarter increased over the 2004 Quarter by approximately 230% and 83%, respectively. A reconciliation of EBITDA to net income is provided at the end of this release.

The Partnership also announced that the Board of Directors of its managing general partner (the “Board”) declared a quarterly cash distribution of $0.4125 per unit for the third quarter ended September 30, 2005 (an annualized rate of $1.65 per unit), payable on November 14, 2005, to all unitholders of record as of November 4, 2005. Increases to the Partnership’s quarterly cash distribution are generally considered by the Board at its January and July meetings.

“After delivering another solid quarter of financial results, Alliance Resource Partners is maintaining its record pace for the year” said Joseph W. Craft III, President and Chief Executive Officer. “As a result of our operational performance over the past nine months, Alliance has been able to respond to the growing demand of our customers by placing increased tons of coal into the market at significantly higher average sales prices. We have also benefited from the re-pricing of some of our older contracts as they expire or reopen to market. Fundamentals for coal remain robust and, with development of our Elk Creek and Mountain View mines and the transition of our Pontiki operation into the Van Lear seam progressing ahead of schedule, Alliance is well positioned to capture the benefits of the continued strength in the coal markets.”

For the 2005 Quarter, revenues rose nearly 31% to $207.0 million as compared to revenues of $158.3 million for the 2004 Quarter. Revenues for the 2005 Quarter benefited from higher average coal sales prices, which increased approximately 19% to $33.93 per ton sold, and increased tons of coal sold, which rose approximately 9% during the 2005 Quarter to 5.6 million tons. Coal production increased by more than 10% to 5.4 million tons for the 2005 Quarter, primarily due to higher productivity at the Partnership’s Warrior and Gibson County operations as well as the resumption of production from the Newcoal surface mine at the Hopkins County Coal operation (See ARLP Press Release, dated September 2, 2004).

-MORE-

Operating expenses in the 2005 Quarter increased to $129.9 million as compared to $108.9 million for the 2004 Quarter. Increased operating expenses for the 2005 Quarter were primarily due to higher costs resulting from increased production, coal sales volumes and sales related expenses. Continued pressure on labor-related costs, maintenance and repair expenses, and materials and supply costs (particularly costs related to steel, power, and fuel) also resulted in increased operating expenses for the 2005 Quarter.

For the nine months ended September 30, 2005, the Partnership reported a 72% increase in net income to $114.4 million, compared to net income of $66.4 million for the same period of 2004. Revenues for the first nine months of 2005 improved by approximately 28% to $611.4 million and tons of coal sold increased by more than 10% to 17.0 million tons, compared to $478.6 million and 15.4 million tons for the same period of 2004, respectively. Due primarily to increased production at the Partnership’s Illinois Basin operations, total coal production for the first nine months of 2005 increased approximately 10% to 16.7 million tons, compared to 15.2 million tons in the 2004 comparable period.

In addition to increased coal production and sales volumes, 2005 financial results to date have also benefited from higher average coal sales prices realized by the Partnership, which increased approximately 16% during the first nine months of 2005 as compared to the same period in 2004. Year-to-date financial results have also benefited by lower general and administrative expenses, which decreased $5.2 million during the first nine months of 2005, primarily as a result of lower incentive compensation expense. Financial results for the first nine months of 2005 were negatively impacted by higher operating expenses as previously discussed in the review of third quarter 2005 results.

Based on its current projections, the Partnership is confirming its 2005 guidance for coal production in the range of 22.4 to 22.7 million tons and revenues, excluding transportation revenues, in the range of $780 to $800 million. The Partnership also is confirming 2005 guidance for EBITDA in the range of $210 to $230 million and net income in the range of $135 to $155 million. Guidance ranges for EBITDA and net income exclude the impact of any additional expenses, losses, or insurance recoveries attributable to the Excel No. 3 mine fire (See ARLP Press Releases dated December 27, 2004, January 7, 2005, January 14, 2005, January 27, 2005, February 21, 2005, March 3, 2005, and April 21, 2005). For a reconciliation of estimated annual 2005 net income to estimated annual 2005 EBITDA, please see the end of this release.

The Partnership is increasing its estimate of 2006 coal production to a range of 24.0 to 24.5 million tons. Approximately 88% of the Partnership’s estimated 2006 coal production is currently committed under existing coal sales agreements and approximately 31% is open to market price negotiations under existing contracts or anticipated new coal supply agreements.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

-MORE-

Alliance Resource Partners is the nation’s only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates eight mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: competition in coal markets and our ability to respond to the competition; fluctuation in coal prices, which could adversely affect our operating results and cash flows; deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations of, or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; our productivity levels and margins that we earn on our coal sales; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks of major mine-related accidents or interruptions; results of litigation; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty obtaining commercial property insurance; and risks associated with our participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2004 filed on March 15, 2005 and August 15, 2005, respectively, with the SEC. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

-MORE-

ALLIANCE RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Tons sold	5,589	5,111	16,977	15,417
Tons produced	5,351	4,886	16,722	15,183

SALES AND OPERATING REVENUES:
Coal sales	$189,639	$146,350	$560,612	$440,214
Transportation revenues	9,100	6,505	27,107	20,362
Other sales and operating revenues	8,304	5,406	23,667	18,055

Total revenues	207,043	158,261	611,386	478,631

EXPENSES:
Operating expenses	129,912	108,919	377,430	316,104
Transportation expenses	9,100	6,505	27,107	20,362
Outside purchases	3,472	2,410	10,981	4,274
General and administrative	12,812	12,687	29,067	34,292
Depreciation, depletion and amortization	13,798	13,620	40,822	39,806
Interest expense	2,841	3,672	9,685	11,351
Net gain from insurance settlement	—	(15,217)	—	(15,217)

Total operating expenses	171,935	132,596	495,092	410,972

INCOME FROM OPERATIONS	35,108	25,665	116,294	67,659
OTHER INCOME	90	202	314	761

INCOME BEFORE INCOME TAXES	35,198	25,867	116,608	68,420
INCOME TAX EXPENSE	717	546	2,256	2,013

NET INCOME	$34,481	$25,321	$114,352	$66,407

GENERAL PARTNERS’ INTEREST IN NET INCOME	$2,908	$843	$7,617	$2,235

LIMITED PARTNERS’ INTEREST IN NET INCOME	$31,573	$24,478	$106,735	$64,172

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.65	$0.53	$2.09	$1.45

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.63	$0.51	$2.05	$1.40

DISTRIBUTIONS PAID PER COMMON AND SUBORDINATED UNIT	$0.4125	$0.325	$1.1625	$0.91875

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC	36,260,880	35,807,586	36,260,880	35,807,586

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-DILUTED	36,997,338	36,877,516	36,995,130	36,874,340

-MORE-

ALLIANCE RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited except unit data)

	September 30, 2005	December 31, 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$38,770	$31,177
Trade receivables, net	81,448	56,967
Other receivables	4,505	1,637
Marketable securities	49,472	49,397
Inventories	19,645	13,839
Advance royalties	2,481	3,117
Prepaid expenses and other assets	464	4,345

Total current assets	196,785	160,479

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment at cost	598,100	526,468
Less accumulated depreciation, depletion and amortization	(319,248)	(292,900)

Total property, plant and equipment	278,852	233,568

OTHER ASSETS:
Advance royalties	16,432	11,737
Coal supply agreements, net	681	2,723
Other long-term assets	5,967	4,277

Total other assets	23,080	18,737

TOTAL ASSETS	$498,717	$412,784

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$45,860	$30,961
Due to affiliates	15,840	10,338
Accrued taxes other than income taxes	11,507	10,742
Accrued payroll and related expenses	14,661	11,730
Accrued interest	1,421	5,402
Workers’ compensation and pneumoconiosis benefits	7,222	7,081
Other current liabilities	8,298	12,051
Current maturities, long-term debt	18,000	18,000

Total current liabilities	122,809	106,305

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	144,000	162,000
Accrued pneumoconiosis benefits	22,278	19,833
Workers’ compensation	30,293	25,994
Reclamation and mine closing	39,261	32,838
Due to affiliates	13,466	7,457
Other liabilities	4,197	3,170

Total long-term liabilities	253,495	251,292

Total liabilities	376,304	357,597

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Common Unitholders 36,260,880 units outstanding	428,240	363,658
General Partners’ deficit	(300,634)	(303,295)
Unrealized loss on marketable securities	(71)	(54)
Minimum pension liability	(5,122)	(5,122)

Total Partners’ capital	122,413	55,187

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$498,717	$412,784

-MORE-

ALLIANCE RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$151,569	$125,904

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(78,973)	(40,328)
Proceeds from sale of property, plant and equipment	198	461
Purchase of marketable securities	(39,106)	(4,969)
Proceeds from marketable securities	39,014	13,672
Proceeds from assumption of liability	—	2,112

Net cash used in investing activities	(78,867)	(29,052)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(18,000)	—
Distributions to Partners	(47,109)	(34,165)

Net cash used in financing activities	(65,109)	(34,165)

NET CHANGE IN CASH AND CASH EQUIVALENTS	7,593	62,687
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	31,177	10,156

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$38,770	$72,843

CASH PAID FOR:
Interest	$15,160	$15,093

Income taxes to taxing authorities	$2,675	$2,150

NON-CASH INVESTING ACTIVITY
Purchase of property, plant and equipment	$1,629	$—

-MORE-

Reconciliation of GAAP “Net Income” to non-GAAP “EBITDA” (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2005	2004(1)	2005	2004	2005E Midpoint
Net income	$34,481	$25,321	$114,352	$66,407	$145,000
Depreciation, depletion and amortization	13,798	13,620	40,822	39,806	58,000
Interest expense	2,841	3,672	9,685	11,351	13,500
Income taxes	717	546	2,256	2,013	3,500

EBITDA	$51,837	$43,159	$167,115	$119,577	$220,000

EBITDA is defined as net income before net interest expense, income taxes and depreciation, depletion and amortization. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on investment as compared to those of other companies in the coal energy sector, without regard to financing or capital structures; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDA should not be considered as an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles. EBITDA is not intended to represent cash flow and does not represent the measure of cash available for distribution. Our method of computing EBITDA may not be the same method used to compute similar measures reported by other companies, or EBITDA may be computed differently by us in different contexts (i.e. public reporting versus computation under financing agreements).

Note (1) - Net income and, therefore EBITDA, for the three months ended September 30, 2004 included the following unusual items: (1) a benefit of $18.0 million due to the final settlement of insurance claims attributable to the Dotiki mine fire and (2) $3.2 million of expense due to the buy-out of several coal sales contracts. There are no unusual items included in net income and EBITDA figures for the three months ended September 30, 2005.

Reconciliation of GAAP “Net Income per Limited Partner Unit” reflecting the impact of EITF 03-6 to non-GAAP “Adjusted Net Income per Limited Partner Unit”

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net Income per Limited Partner Unit -
Basic	$0.65	$0.53	$2.09	$1.45
Diluted	$0.63	$0.51	$2.05	$1.40
Dilutive impact of theoretical distribution of earnings pursuant to EITF 03-6 -
Basic	$0.22	$0.15	$0.85	$0.34
Diluted	$0.22	$0.15	$0.84	$0.34
Adjusted Net Income Per Limited Partner Unit -
Basic	$0.87	$0.68	$2.94	$1.79
Diluted	$0.85	$0.66	$2.89	$1.74

-MORE-

Net income per limited partner unit as dictated by EITF 03-6 is theoretical and pro forma in nature and does not reflect the economic probabilities of whether earnings for an accounting period would or could be distributed to unitholders. The Partnership Agreement does not provide for the distribution of net income, rather, it provides for the distribution of available cash, which is a contractually defined term that generally means all cash on hand at the end of each quarter after establishment of sufficient cash reserves required to operate the Partnership in a prudent manner. Accordingly, the distributions we have paid historically and will pay in future periods are not impacted by net income per limited partner unit as dictated by EITF 03-6.

In addition to net income per limited partner unit as calculated in accordance with EITF 03-6, we intend to continue to present “adjusted net income per limited partner unit,” as reflected in the table above, which is consistent with our presentation of net income per limited partner unit in prior periods. “Adjusted net income per limited partner unit,” as presented in the table above, is defined as net income after deducting the amount allocated to the general partners’ interests, including the managing general partner’s incentive distribution rights, divided by the weighted average number of outstanding limited partner units during the period. As part of this calculation, in accordance with the cash distribution requirements contained in the Partnership Agreement, Partnership net income is first allocated to the managing general partner based on the amount of incentive distributions attributable to the period. The remainder is then allocated between the limited partners and the general partners based on their respective percentage ownership in the Partnership. Adjusted net income per limited partner unit is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the actual operation of our Partnership Agreement with respect to the rights of the general and limited partners participation in distributions,

•	the financial performance of our assets without regard to financing methods or capital structure; and our operating performance and return on investment as compared to those of other companies in the coal energy sector, without regard to financing or capital structures.

Our method of computing adjusted net income per limited partner unit may not be the same method used to compute similar measures reported by other companies and may be computed differently by us in different contexts.

-END-